                                                    EXHIBIT 21


Subsidiaries of the Registrant                              State or
------------------------------                                Other
                                                         Jurisdiction of
Name                                                      Incorporation
-----                                                      -----------
(1) St. Paul Fire and Marine Insurance Company              Minnesota
    Subsidiaries:
      (i) St. Paul Mercury Insurance Co.                    Minnesota
     (ii) St. Paul Guardian Insurance Co.                   Minnesota
    (iii) The St. Paul Insurance Co.                        Texas
     (iv) The St. Paul Insurance Co. of Illinois            Illinois
      (v) St. Paul Specialty Underwriting, Inc.             Delaware
          Subsidiaries:
          (a) St. Paul Surplus Lines Insurance Co.          Delaware
          (b) St. Paul Risk Services, Inc.                  Minnesota
          (c) St. Paul Medical Liability Insurance Co.      Minnesota
          (d) Athena Assurance Co.                          Minnesota
     (vi) St. Paul Property and Casualty
           Insurance Co.                                    Nebraska
    (vii) St. Paul Insurance Co. of North Dakota            North Dakota
    (viii)St. Paul Fire and Casualty Insurance Co.          Wisconsin
     (ix) Economy Fire & Casualty Co.                       Illinois
          (a) Economy Preferred Insurance Co.               Illinois
          (b) Economy Premier Assurance Co.                 Illinois
      (x) St. Paul Indemnity Insurance Co.                  Indiana
     (xi) St. Paul Properties, Inc.                         Delaware
          Subsidiaries:
          (a) 77 Water Street, Inc.                         Minnesota
          (b) St. Paul Interchange, Inc.                    Minnesota
          (c) St. Paul 345, Inc.                            Minnesota
          (d) 350 Market Street                             Minnesota
          (e) St. Paul Cambridge, Inc.                      Minnesota
    (xii) Seaboard Surety Company                           New York
          Subsidiary:
          (a) Seaboard Surety Company of Canada             Canada
   (xiii) St. Paul Media, Inc.                              Minnesota
    (xiv) St. Paul Private RE, Inc.                         Minnesota
     (xv) St. Paul Venture Capital, Inc.                    Minnesota
    (xvi) St. Paul Land Resources, Inc.                     Minnesota
   (xvii) St. Paul Lloyds Holdings, Inc.                    Texas
  (xviii) St. Paul Management Services, Inc.                Minnesota

(2) Minet Holdings, Inc.*                                   New York
    Subsidiaries:
      (i) The Swett & Crawford Group, Inc.                  California
     (ii) Minet Re North America, Inc.                      New York
    (iii) Minet, Inc.                                       New Jersey
     (iv) Minet Settlement Services, Inc.                   Minnesota
      (v) Special Risk Services, Inc.                       New York
     (vi) SRS Insurance Services, Inc.                      California
    (vii) Minet Limited - Bermuda                           Bermuda
   (viii) Continental Underwriters Ltd.                     Louisiana
     (ix) Minet Risk Services (Vermont), Inc.               Vermont

(3) St. Paul (UK) Ltd.                                       United Kingdom
    Subsidiaries:
      (i) St. Paul Reinsurance Company
           Limited                                           United Kingdom
     (ii) St. Paul Management Limited                        United Kingdom
    (iii) Selsdon Insurance Management Limited               United Kingdom
     (iv) St. Paul International Insurance
           Company Limited                                   United Kingdom
      (v) St. Paul Insurance Espana Seguros
           Y Reaseguros, S.A.                                Spain
     (vi) Minet Group*                                       United Kingdom
          Subsidiaries:
          (a) JH Minet Reinsurance Brokers
                Limited                                      United Kingdom
          (b) Minet Consultancy Services Limited             United Kingdom
          (c) Minet Hong Kong Limited                        Hong Kong
          (d) Minet Inc.                                     Canada
          (e) Minet Limited                                  United Kingdom
          (f) M.I.B. Group (Pty) Limited                     South Africa
          (g) Minet Australia Limited                        Australia
          (h) Minet Burn & Roche Pty Limited                 Australia
    (vii) Camperdown UK                                      United Kingdom

(4) St. Paul Reinsurance Management Corporation              New York
    Subsidiary:
      (i) Excess & Treaty Management Corporation             New York

(5) The John Nuveen Company**                                Delaware
    Subsidiaries:
      (i) John Nuveen & Co. Incorporated                     Delaware
     (ii) Nuveen Advisory Corp.                              Delaware
    (iii) Nuveen Institutional Advisory Corp.                Delaware

(6) St. Paul Investments Limited                             United Kingdom

(7) Camperdown Corporation                                   Delaware

(8) St. Paul Capital L.L.C.                                  Delaware

(9) St. Paul Multinational Holdings, Inc.                    Delaware

(10) St. Paul Bermuda Holdings, Inc.                         Delaware


*Minet Holdings, Inc. and Minet Group and their listed subsidiaries also conduct insurance brokerage business through a number of wholly-owned subsidiaries and through partial ownership in a number of other brokerage companies. These additional operations, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of Dec. 31, 1995.

**The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 41% interest, and Fire and Marine, which holds a 37% interest.